Exhibit 10.2

ARGO BLOCKCHAIN PLC

2018 EQUITY INCENTIVE PLAN

APPENDIX

UK NON TAX ADVANTAGED SUB-PLAN

ADOPTED ON 25 JULY 2018

This appendix together with the terms of the Argo Blockchain Inc 2018 Equity Incentive Plan (Plan) as amended from time to time shall constitute the Rules of the UK Non-Tax-Advantaged Sub-Plan (UK Sub-plan) established by the Board.

Individual clauses of this UK Sub-plan are referred to as “rules” and the terms of the UK Sub-plan collectively are referred to as the “Rules”.

1.	Purpose: Eligibility

Section 1 of the Plan shall apply to the UK Sub-plan.

2.	Definitions

The provisions of Section 2, and the defined terms in the Plan, shall apply to the UK Sub-plan and the following additional defined terms shall apply to the UK Sub-plan:

HMRC	means HM Revenue & Customs.
ITEPA 2003	means Income Tax (Earnings and Pensions) Act 2003.
NICs	means United Kingdom National Insurance contributions.
Redundancy	has the meaning given by the United Kingdom Employment Rights Act 1996.
Rules	means the collective terms of the UK Sub-plan (as amended from time to time). Individual clauses of this UK Sub-plan are referred to as “rules”.
Section	means the sections of the Plan (as from time to time amended and in effect).
Tax Liability

means the total of:

a.     any income tax and primary class 1 (employee) national insurance contributions (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; and

b.     unless the Employer Company, or the Company on behalf of the Employer Company, directs otherwise under rule 19, any employer national insurance contributions (or similar liability in another jurisdiction) that any Employer Company is, or may be, liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Optionholder.

Taxable Event

means any event or circumstance that gives rise to a liability for the Optionholder to pay income tax, NICs or both (or their equivalents in any jurisdiction) in respect of:

a.     the Option, including its exercise, assignment or surrender for consideration, or the receipt of any benefit in connection with it;

b.     any Shares (or other securities or assets):

i.       earmarked or held to satisfy the Option;

ii.      acquired on exercise of the Option;

iii.     acquired as a result of holding the Option;

iv.     acquired in consideration of the assignment or surrender of the Option;

c.     any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (b);

d.     entering into an election under section 430 or 431 of ITEPA 2003; or

e.     any amount due under PAYE in respect of securities or assets within (a) to (d) above, including any failure by the Optionholder to make good such an amount within the time limit specified in section 222 of ITEPA 2003.

UK Sub-plan	means the equity incentive plan established by the provisions in this Appendix.

2.1	The following additional interpretative provisions shall apply to the UK Sub-plan:

2.1.1	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time; and

2.1.2	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

3.	Administration

Section 3 of the Plan shall apply to the UK Sub-plan.

4.	Discretionary Grants Of Options

Section 4 of the Plan shall apply to the UK Sub-plan.

5.	Eligibility

Section 5 of the Plan shall apply to the UK Sub-plan.

6.	Option Provisions

Section 6 of the Plan shall apply to the UK Sub-plan.

7.	Termination of Employment, Office or Service Agreement

Section 7 of the Plan shall apply to the UK Sub-plan except that the reference in section 7.3(e) to “termination without Cause” should instead be to Redundancy,

8.	Lapse of Options

Section 8 of the Plan shall apply to the UK Sub-plan.

9.	Compliance with Applicable Laws

Section 9 of the Plan shall apply to the UK Sub-plan.

10.	Miscellanous

Section 10.1, 10.2, 10.3 and 10.4 of the Plan shall apply to the UK Sub-plan. Section 10.5 shall not apply to the UK Sub-plan. Instead the provisions of Rule 19 set out below shall apply.

11.	Adjustments upon Changes in Capital

Section 11 of the Plan shall apply to the UK Sub-plan.

12.	Effect in Change in Control

Section 12 of the Plan shall apply to the UK Sub-plan.

13.	Amendment of the Plan and Awards

Section 13 of the Plan shall apply to the UK Sub-plan.

14.	General Provisions

Section 14 of the Plan shall apply to the UK Sub-plan.

15.	Effective Date

Section 15 of the Plan shall apply to this UK Sub-plan except that the effective date shall be the date of adoption of this UK Sub-plan; provided that the UK Sub-plan shall terminate on the same date as the Plan.

16.	Termination or Suspension of the Plan

Section 16 of the plan shall apply to the UK Sub-plan.

17.	Governing Law

Section 17 of the plan shall apply to the UK Sub-plan.

18.	Relationship with Employment Contract or Service Agreement

18.1	The rights and obligations of any Optionholder under the terms of any office, employment or consultancy with the Company (or any other Company Group entity or former Company Group entity) shall not be affected by being an Optionholder.

18.2	The value of any benefit realised under the UK Sub-plan by Optionholders shall not be taken into account in determining any pension or similar entitlements.

18.3	Optionholders shall have no rights to compensation or damages on account of any loss in respect of Options or the UK Sub-plan where such loss arises (or is claimed to arise), in whole or in part, from:

18.3.1	termination of office, employment or consultancy with; or

18.3.2	notice to terminate office, employment or consultancy given by or to, the Company, any other Company Group member or any former Company Group member. This exclusion of liability shall apply however termination of office, employment or consultancy, or the giving of notice, is caused and however compensation or damages may be claimed.

18.4	Optionholders shall have no rights to compensation or damages from the Company, any Company Group member or any former Company Group member on account of any loss in respect of Options or the UK Sub-plan where such loss arises (or is claimed to arise), in whole or in part, from

18.4.1	any company ceasing to be a Company Group member; or

18.4.2	the transfer of any business from a Company Group member to any person that is not a Company Group member

This exclusion of liability shall apply however the change of status of the relevant Company Group member, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

19.	Taxes

19.1	The Optionholder shall indemnify the Employer Company in respect of any Tax Liability.

19.2	An Optionholder may not exercise an Option unless the Optionholder:

19.2.1	agrees, in writing, to pay the Tax Liability to the Employer Company; and

19.2.2	has made arrangements, satisfactory to the Employer Company or Company, to pay the Tax Liability.

19.3	If an Optionholder does not pay the Tax Liability within seven days of exercise, the Company or Employer Company as appropriate, may:

19.3.1	if the Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Optionholder as is necessary to meet the Tax Liability and any costs of sale; or

19.3.2	deduct the amount of any Tax Liability from any payments of remuneration made to the Optionholder on or after the date on which the Tax Liability arose. However, in the case of NICs, the Employer Company may only withhold such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).

19.4	The Optionholder's obligations under rule 19.2 shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this rule.

19.5	At the request of the Employer Company, at any time before exercise of the Option, the Optionholder must elect, to the extent permitted by law, and using a form approved by HMRC, that the whole or any part of the liability for employer NICs arising as a result of a Taxable Event shall be transferred to the Optionholder.

19.6	The Employer Company (or the Company on behalf of the Employer Company) may:

19.6.1	on the Grant Date, direct that the Tax Liability shall not include Employer NICs; or

19.6.2	at any time after the Grant Date, but before the Option is exercised, release the Optionholder from their obligations in respect of Employer NICs under this rule 19 so that Employer NICs do not form part of the Tax Liability.

19.7	At the request of the Employer Company (or Company on behalf of the Employer Company) on or before the date of exercise of the Option, the Optionholder must enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of the relevant Option.

19.8	The exercise notice for the Option shall include a power of attorney appointing the Company as the Optionholder's agent and attorney for the purposes of this rule 13.

19.9	Optionholders shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from the Plan ceasing to be a Schedule 4 UK.